Issuer Free Writing Prospectus dated June 20, 2013

Filed Pursuant to Rule 433

Relating to Preliminary Prospectus dated June 17, 2013

Registration No. 333-189187

Brookfield Renewable Energy Partners L.P. (“Brookfield Renewable”) has filed a registration statement on Form F-1 (the “Registration Statement”), including a preliminary prospectus (the “Preliminary Prospectus”), with the United States Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates (the “Offering”). Before you invest, you should read the Registration Statement, including the Preliminary Prospectus, for more complete information about Brookfield Renewable and the Offering. Investors should rely upon the Preliminary Prospectus and any relevant free writing prospectus for complete details. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Brookfield Renewable, any underwriter or any dealer participating in the Offering will arrange to send you the Preliminary Prospectus if you request it by contacting Barclays Capital Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, New York 11717, telephone: (888) 603-5847, or by emailing Barclaysprospectus@broadridge.com; Deutsche Bank Securities Inc., Attention: Prospectus Department, 60 Wall Street, New York, New York 10005-2836, telephone: (800) 503-4611, or by emailing prospectus.cpdg@db.com; CIBC World Markets Corp., 425 Lexington Avenue, 5th Floor, New York, New York 10007, facsimile: (212) 667-6303, or by emailing use prospectus@us.cibc.com; or Scotia Capital Inc., 1 Liberty Plaza, 25th Floor, 165 Broadway, New York, New York 10006, telephone: (212) 225-6853. You may also access Brookfield Renewable’s most recent Preliminary Prospectus through the following link: http://www.sec.gov/Archives/edgar/data/1533232/000119312513261515/d405483df1a.htm

The following information updates and supplements the Preliminary Prospectus:

Brookfield Asset Management Inc. and its affiliates may purchase limited partnership units of Brookfield Renewable pursuant to the Offering or pursuant to an exemption from the Canadian and U.S. prospectus and registration requirements concurrent with the closing of the Offering.